Exhibit 99.1

Paycom Software, Inc. Reports Fourth Quarter and Year-End 2022 Results

Full Year Revenues of $1,375 million, up 30% year-over-year

Full Year GAAP Net Income of $281 million, representing 20% of total revenues, or $4.84 per diluted share

Full Year Adjusted EBITDA of $580 million, representing 42% of total revenues

Fourth Quarter Revenues of $371 million, up 30% year-over-year

OKLAHOMA CITY – (BUSINESS WIRE) – Paycom Software, Inc. (“Paycom,” “we” and “our”) (NYSE: PAYC), a leading provider of comprehensive, cloud-based human capital management software, today announced its financial results for the quarter and year ended December 31, 2022.

“We delivered outstanding results in 2022, with accelerating revenue growth and strong margins, reflecting strong demand for our user-friendly solutions and attractive client return on investment,” said Paycom’s founder, chairman and CEO, Chad Richison. “Employees are doing their own payroll with Beti®, and that’s what is best for the employee and the employer. In 2023, we will continue to invest in innovation around the employee experience and automation to deliver more value to our clients.”

Financial Highlights for the Fourth Quarter of 2022

Total Revenues of $370.6 million represented a 30.0% increase compared to total revenues of $285.0 million in the same period last year. Recurring revenues of $364.0 million increased 30.0% from the comparable prior year period, and constituted 98.2% of total revenues.

GAAP Net Income was $80.0 million, or $1.38 per diluted share, compared to GAAP net income of $48.7 million, or $0.84 per diluted share, in the same period last year.

Non-GAAP Net Income1 was $100.2 million, or $1.73 per diluted share, compared to $64.4 million, or $1.11 per diluted share, in the same period last year.

Adjusted EBITDA1 was $163.9 million, compared to $109.6 million in the same period last year.

Cash and Cash Equivalents were $400.7 million as of December 31, 2022, compared to $278.0 million as of December 31, 2021.

Total Debt, Net was $29.0 million as of December 31, 2022, compared to $29.2 million as of December 31, 2021.

Financial Highlights for the Full Year 2022

Total Revenues of $1,375.2 million represented a 30.3% increase compared to total revenues of $1,055.5 million last year. Recurring revenues of $1,351.9 million increased 30.4% from last year, and constituted 98.3% of total revenues.

GAAP Net Income was $281.4 million, or $4.84 per diluted share, compared to GAAP net income of $196.0 million, or $3.37 per diluted share, last year.

Non-GAAP Net Income1 was $357.2 million, or $6.14 per diluted share, compared to $260.4 million, or $4.48 per diluted share, last year.

Adjusted EBITDA1 was $579.7 million, compared to $419.3 million last year.

1 Adjusted EBITDA and non-GAAP net income are non-GAAP financial measures. Please see the discussion below under the heading “Use of Non-GAAP Financial Information” and the reconciliations at the end of this release for additional information concerning these and other non-GAAP financial measures.

Business Highlights

Paycom earned a Top 25 ranking from Top Workplaces USA, and a Top Workplaces in Oklahoma award, its tenth-consecutive year on the list. Paycom was also named a Best Company for Women.

Total client count increased to 36,561 as of December 31, 2022, up 8% from the prior year-end. On a parent company grouping basis, client count as of December 31, 2022, increased to 19,081, up 8% from the prior year-end.

Annual revenue retention rate was 93% for the year ended December 31, 2022.

Paycom stored data for over 6.5 million persons employed by its clients during the year ended December 31, 2022, up 14.0% year-over-year.

Financial Outlook

Paycom provides the following expected financial guidance for the quarter ending March 31, 2023 and the year ending December 31, 2023.

Quarter Ending March 31, 2023:

Total Revenues in the range of $443 million to $445 million.

Adjusted EBITDA in the range of $210 million to $212 million.

Year Ending December 31, 2023:

Total Revenues in the range of $1.700 billion to $1.702 billion.

Adjusted EBITDA in the range of $700 million to $702 million.

We have not reconciled the forward-looking adjusted EBITDA ranges presented above and discussed on the teleconference call to net income, nor the forward-looking adjusted EBITDA margins and forward looking non-GAAP effective income tax rate discussed on the teleconference call to comparable GAAP measures, because applicable information for future periods, on which these reconciliations would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, interest expense, taxes, non-cash stock-based compensation expense and other items. Further, we have not reconciled the forward-looking adjusted gross margin discussed on the teleconference call to GAAP gross margin because applicable information for future periods, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, cost of revenues, including non-cash stock-based compensation expense. Accordingly, reconciliations of the forward-looking adjusted EBITDA ranges to net income, the forward-looking adjusted EBITDA margins to net income margin, the forward-looking adjusted gross margin to gross margin, and the forward-looking non-GAAP effective income tax rate to the GAAP effective income tax rate are not available at this time without unreasonable effort. During the teleconference call, we also refer to a forward-looking estimate of our implied revenue growth rate plus adjusted EBITDA margin, or the “Rule of 65”. Because we are unable to reconcile forward-looking adjusted EBITDA margin to net income margin without unreasonable effort, we are unable to reconcile the “Rule of 65” to a comparable GAAP measure without unreasonable effort.

Use of Non-GAAP Financial Information

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including adjusted EBITDA, non-GAAP net income, adjusted gross profit, adjusted gross margin, adjusted sales and marketing expenses, adjusted total administrative expenses, adjusted research and development expenses, adjusted total research and development costs, adjusted EBITDA margin, “Rule of 65” and “Rule of 72”. Management uses these non-GAAP financial measures as supplemental measures to review and assess the performance of our core business operations and for planning purposes. We define (i) adjusted EBITDA as net income plus interest expense, taxes, depreciation and amortization, non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, (ii) non-GAAP net income as net income plus non-cash stock-based compensation expense, certain transaction expenses that are not core to our operations (if any) and the change in fair value of our interest rate swap, all of which are adjusted for the effect of income taxes, (iii) adjusted gross profit as gross profit plus applicable non-cash stock-based compensation expense, (iv) adjusted gross margin as gross profit plus applicable non-cash stock-based compensation expense, divided by total revenues, (v) each adjusted expense item as the GAAP expense amount less applicable non-cash stock-based compensation expense, (vi) adjusted total research and development costs as total research and development costs (including the capitalized portion) less applicable non-cash stock-based compensation (including the capitalized portion), (vii) adjusted EBITDA margin as adjusted EBITDA (calculated as described in clause (i)) divided by total revenues, (viii) “Rule of 65” and “Rule of 72” each as revenue growth rate (expressed as a percentage) plus adjusted EBITDA margin (calculated as described in clause (vii)) and (ix) non-GAAP effective income tax rate as the provision for income taxes plus the income tax effect on non-GAAP adjustments divided by non-GAAP net income (calculated as described in clause (ii)) plus the provision for income taxes and the income tax effect on non-GAAP adjustments. The non-GAAP financial measures presented in this press release and discussed on the related teleconference call provide investors with greater transparency to the information used by management in its financial and operational decision-making. We believe these metrics are useful to investors because they facilitate comparisons of our core business operations across periods on a consistent basis, as well as comparisons with the results of peer companies, many of which use similar non-GAAP financial measures to supplement results under GAAP. In addition, adjusted EBITDA is a measure that provides useful information to management about the amount of cash available for reinvestment in our business, repurchasing common stock and other purposes. Management believes that the non-GAAP measures presented in this press release and discussed on the related teleconference call, when viewed in combination with our results prepared in accordance with GAAP, provide a more complete understanding of the factors and trends affecting our business and performance.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for net income, gross profit, gross margin, research and development expenses, sales and marketing expenses, administrative expenses and total research and development costs. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation, or as a substitute for the consolidated statements of income data prepared in accordance with GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures of other companies and other companies may not calculate such measures in the same manner as we do.

Conference Call Details:

In conjunction with this announcement, Paycom will host a conference call today, February 7, 2023, at 5:00 p.m. Eastern time to discuss its financial results. To access this call, dial (844) 200-6205 (domestic) or (929) 526-1599 (international) and provide 948754 as the access code. A live webcast as well as the replay of the conference call will be available on the Investor Relations page of Paycom’s website at investors.paycom.com.

About Paycom

For nearly 25 years, Paycom Software Inc. (NYSE:PAYC) has simplified businesses and the lives of their employees through easy-to-use HR and payroll technology to empower transparency and direct access to data. And thanks to its industry-first solution, Beti®, those employees now do their own payroll and are guided to find and fix costly errors before payroll submission. From onboarding and benefits enrollment to talent management and more, Paycom’s software streamlines processes, drives efficiencies and gives employees power over their own HR information, all in a single app. Named one of the World’s Most Innovative Companies by Fast Company and best employers in the U.S. by Top Workplaces, Paycom can serve businesses of all sizes and in all 50 states from offices across the country.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the related teleconference call may be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements that refer to Paycom’s estimated or anticipated results, other non-historical facts or future events and include, but are not limited to, statements regarding our business strategy; anticipated future operating results and operating expenses, cash flows, capital resources, dividends and liquidity; trends, opportunities and risks affecting our business, industry and financial results; future expansion or growth plans and potential for future growth; our ability to attract new clients to purchase our solution; our ability to retain clients and induce them to purchase additional applications; our ability to accurately forecast future revenues and appropriately plan our expenses; market acceptance of our solution and applications; our expectations regarding future revenues generated by certain applications; our ability to attract and retain qualified employees and key personnel; future regulatory, judicial and legislative changes; how certain factors affecting our performance correlate to improvement or deterioration in the labor market; our plan to open additional sales offices and our ability to effectively execute such plan; the sufficiency of our existing cash and cash equivalents to meet our working capital and capital expenditure needs over the next 12 months; our plans regarding our capital expenditures and investment activity as our business grows, including with respect to research and development and the expansion of our corporate headquarters and other facilities; our plans to repurchase shares of our common stock through a stock repurchase plan; and our expected income tax rate for future periods. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “should,” “will,” “would,” and similar expressions or the negative of such terms or other comparable terminology. These forward-looking statements speak only as of the date hereof and are subject to business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors discussed in our filings with the Securities and Exchange Commission, including but not limited to those discussed in our most recent Annual Report on Form 10-K. We do not undertake any obligation to update or revise the forward-looking statements to reflect events or circumstances that exist after the date on which such statements were made, except to the extent required by law.

Paycom Software, Inc.
Unaudited Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$400,730	$277,978
Accounts receivable	22,843	9,490
Prepaid expenses	34,056	23,729
Inventory	1,607	1,131
Income tax receivable	5,583	16,413
Deferred contract costs	96,378	76,724
Current assets before funds held for clients	561,197	405,465
Funds held for clients	2,202,975	1,846,573
Total current assets	2,764,172	2,252,038
Property and equipment, net	402,448	348,953
Intangible assets, net	54,017	58,028
Goodwill	51,889	51,889
Long-term deferred contract costs	567,974	461,852
Other assets	62,013	42,385
Total assets	$3,902,513	$3,215,145
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,054	$5,772
Accrued commissions and bonuses	28,439	22,357
Accrued payroll and vacation	45,023	34,259
Deferred revenue	19,825	16,277
Current portion of long-term debt	—	1,775
Accrued expenses and other current liabilities	59,990	63,397
Current liabilities before client funds obligation	169,331	143,837
Client funds obligation	2,207,706	1,846,573
Total current liabilities	2,377,037	1,990,410
Deferred income tax liabilities, net	141,033	145,504
Long-term deferred revenue	97,591	85,149
Net long-term debt, less current portion	29,000	27,380
Other long-term liabilities	75,245	72,988
Total long-term liabilities	342,869	331,021
Total liabilities	2,719,906	2,321,431
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value (100,000 shares authorized, 62,518 and 62,298 shares issued at December 31, 2022 and December 31, 2021, respectively; 57,867 and 58,012 shares outstanding at December 31, 2022 and December 31, 2021, respectively)	625	623
Additional paid-in capital	576,622	465,594
Retained earnings	1,196,968	915,579
Accumulated other comprehensive earnings (loss)	(3,703)	—
Treasury stock, at cost (4,651 and 4,286 shares at December 31, 2022 and December 31, 2021, respectively)	(587,905)	(488,082)
Total stockholders’ equity	1,182,607	893,714
Total liabilities and stockholders’ equity	$3,902,513	$3,215,145

Paycom Software, Inc.
Unaudited Consolidated Statements of Comprehensive Income
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Recurring	$364,008	$280,026	$1,351,856	$1,036,691
Implementation and other	6,600	4,960	23,362	18,833
Total revenues	370,608	284,986	1,375,218	1,055,524
Cost of revenues
Operating expenses	47,541	37,863	169,806	130,475
Depreciation and amortization	11,530	8,660	42,935	31,411
Total cost of revenues	59,071	46,523	212,741	161,886
Administrative expenses
Sales and marketing	92,727	75,509	346,561	275,994
Research and development	39,569	34,414	148,343	118,426
General and administrative	60,021	49,606	239,130	209,840
Depreciation and amortization	13,386	10,308	49,764	35,811
Total administrative expenses	205,703	169,837	783,798	640,071
Total operating expenses	264,774	216,360	996,539	801,957
Operating income	105,834	68,626	378,679	253,567
Interest expense	(949)	—	(2,536)	—
Other income (expense), net	9,104	1,376	13,435	2,395
Income before income taxes	113,989	70,002	389,578	255,962
Provision for income taxes	34,038	21,315	108,189	60,002
Net income	$79,951	$48,687	$281,389	$195,960
Earnings per share, basic	$1.38	$0.84	$4.86	$3.39
Earnings per share, diluted	$1.38	$0.84	$4.84	$3.37
Weighted average shares outstanding:
Basic	57,867	58,007	57,928	57,885
Diluted	58,037	58,238	58,175	58,191
Comprehensive earnings (loss):
Net income	$79,951	$48,687	$281,389	$195,960
Unrealized net gains (losses) on available-for-sale securities	124	—	(4,757)	—
Tax effect	(14)	—	1,054	—
Other comprehensive income (loss), net of tax	110	—	(3,703)	—
Comprehensive earnings (loss)	$80,061	$48,687	$277,686	$195,960

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$281,389	$195,960
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92,699	67,222
Accretion of discount on available-for-sale securities	(1,020)	(452)
Non-cash marketing expense	1,734	1,051
(Gain)/loss on disposition of property and equipment	(150)	146
Amortization of debt issuance costs	847	36
Stock-based compensation expense	94,898	97,506
Cash paid for derivative settlement	205	(741)
Gain on derivative	(1,559)	(662)
Deferred income taxes, net	(3,210)	32,906
Other	(206)	—
Changes in operating assets and liabilities:
Accounts receivable	(13,353)	(360)
Prepaid expenses	(6,497)	(5,875)
Inventory	(224)	481
Other assets	(13,907)	(7,862)
Deferred contract costs	(122,440)	(103,356)
Accounts payable	11,676	(660)
Income taxes, net	10,830	(5,966)
Accrued commissions and bonuses	6,082	8,654
Accrued payroll and vacation	10,764	9,730
Deferred revenue	15,990	14,600
Accrued expenses and other current liabilities	555	17,004
Net cash provided by operating activities	365,103	319,362
Cash flows from investing activities
Purchases of investments from funds held for clients	(268,718)	(398,819)
Proceeds from investments from funds held for clients	382,230	267,341
Purchases of intangible assets	(4,120)	(5,500)
Purchases of property and equipment	(132,678)	(120,692)
Net cash used in investing activities	(23,286)	(257,670)
Cash flows from financing activities
Proceeds from the issuance of debt	29,000	—
Repurchases of common stock	(94,652)	—
Withholding taxes paid related to net share settlements	(5,171)	(65,580)
Payments on long-term debt	(29,287)	(1,775)
Net change in client funds obligation	361,133	233,079
Payment of debt issuance costs	(6,436)	—
Net cash provided by financing activities	254,587	165,724
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	596,404	227,416
Cash, cash equivalents, restricted cash and restricted cash equivalents
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	1,812,691	1,585,275
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,409,095	$1,812,691

Paycom Software, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2022	2021
Reconciliation of cash, cash equivalents, restricted cash and restricted cash equivalents
Cash and cash equivalents	$400,730	$277,978
Restricted cash included in funds held for clients	2,008,365	1,534,713
Total cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$2,409,095	$1,812,691

Supplemental disclosures of cash flow information:
Cash paid for interest, net of amounts capitalized	$507	$2
Cash paid for income taxes	$100,578	$33,068
Non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$5,899	$7,581
Stock-based compensation for capitalized software	$8,965	$7,141
Right of use assets obtained in exchange for operating lease liabilities	$21,467	$14,141

Paycom Software, Inc.

Unaudited Reconciliations of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income to adjusted EBITDA:
Net income	$79,951	$48,687	$281,389	$195,960
Interest expense	949	—	2,536	—
Provision for income taxes	34,038	21,315	108,189	60,002
Depreciation and amortization	24,916	18,968	92,699	67,222
EBITDA	139,854	88,970	484,813	323,184
Non-cash stock-based compensation expense	24,083	21,142	94,898	97,506
Change in fair value of interest rate swap	—	(540)	—	(1,403)
Adjusted EBITDA	$163,937	$109,572	$579,711	$419,287
Net income margin	21.6%	17.1%	20.5%	18.6%
Adjusted EBITDA margin	44.2%	38.4%	42.2%	39.7%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income to non-GAAP net income:
Net income	$79,951	$48,687	$281,389	$195,960
Non-cash stock-based compensation expense	24,083	21,142	94,898	97,506
Change in fair value of interest rate swap	—	(540)	—	(1,403)
Income tax effect on non-GAAP adjustments	(3,873)	(4,854)	(19,053)	(31,652)
Non-GAAP net income	$100,161	$64,435	$357,234	$260,411

Weighted average shares outstanding:
Basic	57,867	58,007	57,928	57,885
Diluted	58,037	58,238	58,175	58,191

Earnings per share, basic	$1.38	$0.84	$4.86	$3.39
Earnings per share, diluted	$1.38	$0.84	$4.84	$3.37
Non-GAAP net income per share, basic	$1.73	$1.11	$6.17	$4.50
Non-GAAP net income per share, diluted	$1.73	$1.11	$6.14	$4.48

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Earnings per share to non-GAAP net income per share, basic:
Earnings per share, basic	$1.38	$0.84	$4.86	$3.39
Non-cash stock-based compensation expense	0.42	0.36	1.64	1.68
Change in fair value of interest rate swap	—	(0.01)	—	(0.02)
Income tax effect on non-GAAP adjustments	(0.07)	(0.08)	(0.33)	(0.55)
Non-GAAP net income per share, basic	$1.73	$1.11	$6.17	$4.50

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Earnings per share to non-GAAP net income per share, diluted:
Earnings per share, diluted	$1.38	$0.84	$4.84	$3.37
Non-cash stock-based compensation expense	0.41	0.36	1.63	1.68
Change in fair value of interest rate swap	—	(0.01)	—	(0.02)
Income tax effect on non-GAAP adjustments	(0.06)	(0.08)	(0.33)	(0.55)
Non-GAAP net income per share, diluted	$1.73	$1.11	$6.14	$4.48

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Adjusted gross profit:
Total revenues	$370,608	$284,986	$1,375,218	$1,055,524
Less: Total cost of revenues	(59,071)	(46,523)	(212,741)	(161,886)
Total gross profit	311,537	238,463	1,162,477	893,638
Plus: Non-cash stock-based compensation expense	946	1,189	4,671	4,570
Total adjusted gross profit	$312,483	$239,652	$1,167,148	$898,208
Gross margin	84.1%	83.7%	84.5%	84.7%
Adjusted gross margin	84.3%	84.1%	84.9%	85.1%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Adjusted sales and marketing expenses:
Sales and marketing expenses	$92,727	$75,509	$346,561	$275,994
Less: Non-cash stock-based compensation expense	(5,473)	(3,234)	(18,659)	(13,801)
Adjusted sales and marketing expenses	$87,254	$72,275	$327,902	$262,193

Total revenues	$370,608	$284,986	$1,375,218	$1,055,524
Sales and marketing expenses as a % of revenues	25.0%	26.5%	25.2%	26.1%
Adjusted sales and marketing expenses as a % of revenues	23.5%	25.4%	23.8%	24.8%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Adjusted total administrative expenses:
Total administrative expenses	$205,703	$169,837	$783,798	$640,071
Less: Non-cash stock-based compensation expense	(23,137)	(19,953)	(90,227)	(92,936)
Adjusted total administrative expenses	$182,566	$149,884	$693,571	$547,135

Total revenues	$370,608	$284,986	$1,375,218	$1,055,524
Total administrative expenses as a % of revenues	55.5%	59.6%	57.0%	60.6%
Adjusted total administrative expenses as a % of revenues	49.3%	52.6%	50.4%	51.8%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Adjusted research and development expenses:
Research and development expenses	$39,569	$34,414	$148,343	$118,426
Less: Non-cash stock-based compensation expense	(2,948)	(2,133)	(11,063)	(7,527)
Adjusted research and development expenses	$36,621	$32,281	$137,280	$110,899

Total revenues	$370,608	$284,986	$1,375,218	$1,055,524
Research and development expenses as a % of revenues	10.7%	12.1%	10.8%	11.2%
Adjusted research and development expenses as a % of revenues	9.9%	11.3%	10.0%	10.5%

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Total research and development costs:
Capitalized research and development costs	$17,572	$13,716	$66,407	$52,876
Research and development expenses	39,569	34,414	148,343	118,426
Total research and development costs	$57,141	$48,130	$214,750	$171,302

Total revenues	$370,608	$284,986	$1,375,218	$1,055,524
Total research and development costs as a % of revenues	15.4%	16.9%	15.6%	16.2%

Adjusted total research and development costs:
Total research and development costs	$57,141	$48,130	$214,750	$171,302
Less: Capitalized non-cash stock-based compensation	(2,420)	(2,033)	(8,965)	(7,141)
Less: Non-cash stock-based compensation expense	(2,948)	(2,133)	(11,063)	(7,527)
Adjusted total research and development costs	$51,773	$43,964	$194,722	$156,634

Total revenues	$370,608	$284,986	$1,375,218	$1,055,524
Adjusted total research and development costs as a % of revenues	14.0%	15.4%	14.2%	14.8%

Paycom Software, Inc.

Unaudited Components of Non-Cash Stock-Based Compensation Expense

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Non-cash stock-based compensation expense:
Operating expenses	$946	$1,189	$4,671	$4,570
Sales and marketing	5,473	3,234	18,659	13,801
Research and development	2,948	2,133	11,063	7,527
General and administrative	14,716	14,586	60,505	71,608
Total non-cash stock-based compensation expense	$24,083	$21,142	$94,898	$97,506

Contact

Paycom Software, Inc.

Investor Relations Contact:

James Samford, 800-580-4505

investors@paycom.com

Source: Paycom Software, Inc.